EXHIBIT 2

THIS OPTION, AND THE SECURITIES FOR WHICH THIS OPTION MAY BE EXERCISED, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES, OR "BLUE SKY," LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THIS OPTION HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND RESALE AND NEITHER THIS OPTION NOR ANY INTEREST THEREIN, OR IN THE SECURITIES FOR WHICH THIS OPTION MAY BE EXERCISED, MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

THE OPTION EVIDENCED BY THIS OPTION AGREEMENT SHALL BE NON-TRANSFERABLE, EXCEPT IN THE CASE OF THE HOLDER'S DEATH WHERE THE HOLDER IS A NATURAL PERSON, AND THEREUPON ONLY BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION. UPON ANY SUCH DEATH OF THE HOLDER, THE DECEASED HOLDER'S LEGAL OR PERSONAL REPRESENTATIVE, OR ANY PERMITTED TRANSFEREE OF THIS OPTION SHALL, WITHIN 30 DAYS OF THE HOLDER'S DEATH, NOTIFY COMMUNITY BANCSHARES, INC. (THE "COMPANY") OF SUCH EVENT AND THE NEW HOLDER'S NAME, ADDRESS AND CAPACITY IN WHICH THIS OPTION IS HELD. SUCH PERMITTED TRANSFEREE WILL BE SUBJECT TO, AND BOUND BY, THE TERMS AND PROVISIONS OF THIS OPTION TO THE SAME EXTENT AS THE ORIGINAL HOLDER; PROVIDED, HOWEVER, THAT THIS OPTION SHALL IMMEDIATELY TERMINATE UNLESS SUCH PERMITTED TRANSFEREE IS ALSO THE PERMITTED TRANSFEREE AND ACTUAL RECIPIENT AND HOLDER OF ALL SHARES OF THE COMMON STOCK, PAR VALUE $0.10 PER SHARE, OF THE COMPANY, AS PURCHASED BY THE DECEASED HOLDER PURSUANT TO THE COMPANY'S OFFERING MEMORANDUM, DATED DECEMBER 8,2003.

                    FORM OF NONTRANSFERABLE OPTION AGREEMENT
                           FOR THE OPTION TO PURCHASE
                      SHARES OF SERIES 2003 PREFERRED STOCK
                                       OF
                           COMMUNITY BANCSHARES, INC.

                               Name of Holder: _________________________________

                               Total Purchase Price for Shares: $_______________

THIS OPTION AGREEMENT (this "Agreement") is dated as of December 10, 2003, and is entered into by and between Community Bancshares, Inc., a Delaware corporation (the "Company"), and the Holder named above (the "Holder," and, together with the Company, the "Parties")). The option ("Option") represented by this Agreement is being granted to the Holder in consideration of, and as an inducement to, the Holder's purchase of shares (such shares, the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), pursuant to the terms of a Subscription Agreement, dated as of the date hereof, by and between the Parties (the "Subscription Agreement"), at a total purchase price equal to the total purchase price set forth above (the "Purchase Price").

Section 1. Exercise of Option.

      1.1 Vesting. The Holder's rights under this Option are fully vested as of the date hereof.

      1.2 Exercisability: Termination. This Option shall be exercisable by the Holder, only in whole and not in part, at any time from the date hereof until the earlier to occur of the following (each, an "Expiration Event," and the period from the date hereof to the earliest Expiration Date, the "Exercise Period"):

      (i)   December 31, 2008;

      (ii) the Holder's attempted sale, transfer, conveyance or other disposition of this Option or any interest herein, except as permitted hereby, at which point this Option shall immediately terminate and become null and void;

      (iii) the sale, transfer, conveyance or other disposition by the Holder of any of the Shares or any interest therein purchased by the Holder pursuant to the Subscription Agreement; and

      (iv) the Company's consolidation with, merger into, or share exchange with, another corporation or other entity, where the Company is not the continuing corporation after such merger or consolidation.

Upon the occurrence of any Expiration Event, this Option shall immediately and automatically terminate and become null and void without any further action by either of the Parties.

      1.3 Procedure for Exercise of Option.

            (a) Upon proper exercise, the Holder is entitled to receive that number of whole and fractional shares of the Company's Series 2003 Preferred Stock (as defined below) having an aggregate Liquidation Preference (as defined below) equal to the Purchase Price. "Series 2003 Preferred Stock" or "Preferred Shares" shall mean the noncumulative preferred stock of the Company designated as the Series 2003 Noncumulative Preferred Stock, having the rights and designations set forth on the Company's Certificate of Designations therefor, as filed with the Secretary of State of the State of Delaware (the "Certificate of Designations"). The term "Liquidation Preference" shall have the meaning ascribed to it in the Certificate of Designations. Each whole Preferred Share shall have a Liquidation Preference of S500,000.

            (b) To exercise this Option, the Holder shall deliver to the Company, at 68149 Main Street, Blountsville, Alabama 35031, Facsimile No.
      (205) 429-1216, Attention: William H. Caughran, Jr., at any time during the Exercise Period: (i) a completed and signed Notice of Exercise (including a completed and separately executed IRS Substitute Form W-9, which forms a part thereof), a form of which is attached hereto; (ii) those certificates representing all of the same Shares purchased by the Holder pursuant to the Subscription Agreement, duly endorsed to effect a transfer to the Company with no further action by the Company; and (iii) this Option. No commission or other remuneration shall be paid or given directly or indirectly in connection with such exchange. Upon the Company's irrevocable receipt of such IRS Substitute Form W-9, the Shares and the Option Agreement, the Company shall issue the Preferred Shares to the Holder and in the same name as the Shares are registered on the Company's books, and the Holder shall be deemed to be the holder of record of such Preferred Shares, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Preferred Shares may not then be actually delivered to the Holder. At the same time, the Company shall cancel the certificate(s) representing the Shares, return the Shares to authorized but unissued shares of Common Stock, and cancel the Option Agreement.

            (c) The Company shall, as promptly as practicable after completion of the actions specified in Section 1.3(b) above, and in no event later than ten (10) business days after the completion of such actions, cause to be executed, and deliver to the Holder a certificate representing the aggregate number of whole and/or fractional Preferred Shares. Each certificate representing the Preferred Shares so delivered shall be registered in the name of the Holder as set forth on the Subscription Agreement. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with transfer of the Shares of Common Stock to the Company and the preparation, execution and delivery of the certificates for the Preferred Shares.

      1.4 Restrictive Legend. Each certificate for Preferred Shares shall contain the following legend:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES, OR "BLUE SKY," LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND RESALE AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

      The certificates shall also bear any additional legends that are required by, or are appropriate with respect to the rules and regulation of, any state, local, foreign or other securities authorities. The Company's transfer agent and registrar will maintain stop transfer instructions on record for the Preferred Shares until it has been notified by the Company, upon the advice of counsel, that such instructions may be waived. Such stop transfer instructions will limit the method of sale of the Preferred Shares, consistent with Securities and Exchange Commission (the "SEC") Rule 144 or other available exemptions from registration under the Securities Act of 1933, as amended. Any transfers will require an opinion of counsel reasonably satisfactory to the Company and its counsel prior to such transfers.

      1.5 Character of Preferred Shares. The Company represents and warrants that all Preferred Shares shall be duly authorized, validly issued, and, upon payment of the Exercise Consideration therefor, fully paid and nonassessable, and free from all taxes, liens, hypothecations, security interests, adverse claims or interests and charges created in respect of the issue thereof. Each person in whose name any such certificate for Preferred Shares is issued shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on the date of proper exercise of the Option resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate.

      1.6 Fractional Shares. The Company shall, where necessary, issue fractional Preferred Shares, or scrip representing fractional Preferred Shares, as may be appropriate under this Option.

      1.7 Notice of Proposed Actions. In the event that the Company shall propose to undertake any action as described in paragraph (iv) of Section 1.2 above, then the Company shall forward, at the same time and in the same manner, to the Holder (if not previously notified) such notice and related proxy or other materials, if any, that the Company gives to holders of its Common Stock. Failure to give such notice, or any defect therein, however, shall not affect the legality or validity of any such action.

Section 2. Ownership and Transfer.

      2.1 Ownership. The Company may deem and treat the person in whose name this Option is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

      2.2 Transfers. This Option is not separable from the Shares and is non-transferable, except in the case of the Holder's death where the Holder is a natural person, and thereupon only by will or under the laws of descent and distribution. Upon any such death of the Holder, the deceased Holder's legatees or legal or personal representatives, or any permitted transferee of this option shall, within 30 days of the Holder's death, notify the Company of such event and the proposed new holder's name, address, capacity and the basis upon which such proposed new holder is a permitted transferee, in which this option may be transferred and held. Such permitted transferee will be subject to, and bound by, the terms and provisions of this Option to the same extent as the original Holder; provided, however, that this Option shall immediately terminate unless such permitted transferee is also the permitted transferee and the actual recipient and holder of all of the Shares purchased by the Holder pursuant to the Subscription Agreement.

      2.3 Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Option, and of indemnity or security reasonably satisfactory to it, or upon surrender of this Option if mutilated, the Company will make and deliver a new Option of like tenor, in lieu of this Option. This Option shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of an Option, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Option. Applicants for such substitute Options shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company may reasonably prescribe. Any such new Option shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Option shall at any time be presented.

      2.4 Cancellation of Option. Any Option surrendered upon exercise shall be cancelled and shall not be reissued by the Company. This Option shall terminate upon a transfer of any related Shares automatically and without action by anyone, and shall expire and be cancelled if not exercised by December 31, 2008. Any Option so cancelled shall be marked cancelled and destroyed by the Company.

Section 3. Miscellaneous.

      3.1 Reservation of Shares. The Company covenants that, at all times during the Exercise Period, it will reserve a sufficient number of shares of the Company's Series 2003 Preferred Stock to provide for the issuance of the Preferred Shares upon the exercise of this Option.

      3.2 No Rights as Stockholder; Limitation of Liability. This Option shall not entitle the Holder to any of the rights of a holder of Shares or of the Company's Series 2003 Preferred Stock, including, without limitation, any liquidation preference, prior to the exercise of this Option and the delivery to the Company of the Shares as consideration therefor.

      3.3 Amendment. This Option Agreement may only be modified or amended, and any provision hereof may only be waived, by a writing executed by the Company and the Holder of this Option.

      3.4 Successors and Assigns. This Option Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns permitted hereunder, and no other parties shall have any rights hereunder.

      3.5 Goveming Law. This Option Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Alabama.

      3.6 Entire Agreement; Other Benefits. Except as otherwise expressly provided herein, this Option Agreement constitutes the entire agreement among the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

      3.7 Standing. Nothing in this Option Agreement is intended, or shall be construed, to confer upon, or give to, any person other than the Company and the Holder any right, remedy or claim under or by reason of this Option Agreement or of any covenant, condition, stipulation, promise or agreement contained herein. All covenants, conditions, stipulations, promises and agreements contained in this Option Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holder (and his legatees and beneficiaries as provided in Section 2.2 above, and no other person shall have any other rights or interests herein, whether as third party beneficiaries, transferees, assignees or otherwise.

      3.8 Headings. etc. The descriptive headings of the articles and sections of this Option Agreement are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof. As under herein, the singular shall include the plural and the terms "include" and "including" shall mean without limitation by way of enumeration or otherwise.

      3.9 Counterparts. This Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have set their hands or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                          COMMUNITY BANCSHARES, INC.

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          THE HOLDER

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                          FORM OF NOTICE OF EXERCISE OF
                          OPTION TO PURCHASE SHARES OF
                THE SERIES 2003 NONCUMULATIVE PREFERRED STOCK OF
                           COMMUNITY BANCSHARES, INC.

To: Community Bancshares, Inc.

      The undersigned, duly authorized and acting for and on behalf of the registered owner of this Option, hereby irrevocably elects to exercise the exchange rights represented thereby for, and to acquire, by exchange and surrender to Community Bancshares, Inc. (the "Company") in good delivery form, shares of the Company's common stock purchased in the Company's offering of its common stock pursuant to a Confidential Limited Offering Memorandum, dated December 8, 2003 (the "Offering"), shares of Series 2003 Noncumulative Preferred Stock (the "Preferred Shares") of the Company, representing the number of whole and partial shares of Preferred Stock having an aggregate liquidation preference equal to the owner's total investment in the Company's Offering of its common stock, and herewith surrenders, in good delivery form, the same shares of the Company's common stock purchased in the Offering for cancellation and that there are no pledges, liens, encumbrances or other adverse interests upon or in such shares of common stock or option. The undersigned is sole owner of the shares of common stock and Option and hereby surrenders, assigns and conveys to the Company all rights, title and interest in and to the shares of common stock and Option. The undersigned requests that certificates evidencing the shares of Preferred Stock to be issued as a result of this exercise of the Option and related exchange, be registered in the name of and be delivered to:

      Name:                  _______________________________

      Address:               _______________________________

                             _______________________________

                             _______________________________

                             _______________________________



      Social Security or
      Tax ID. Number:        _______________________________

Dated: _________________

                                   THE HOLDER


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                               SUBSTITUTE FORM W-9

      Under the penalties of perjury, I certify that:

      (1) the Social Security Number or Taxpayer Identification Number given below is correct; and

      (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Important Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated. For additional instructions, please refer to the attached "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9."


                                            Signature*: ________________________

                                            Date: ______________________________

----------

* If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.

                THIS NOTICE OF EXERCISE SHALL NOT BE GIVEN EFFECT
               BY THE COMPANY UNLESS THE HOLDER OF THE UNDERLYING
                  OPTION HAS PROPERLY COMPLETED AND SIGNED BOTH
            THE NOTICE OF EXERCISE FORM AND THE SUBSTITUTE FORM W-9.